SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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First National of Nebraska, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 19, 2000

RE: NOTICE OF ANNUAL MEETING

     The annual meeting of shareholders of First National of Nebraska, Inc. will be held on the fourth floor of the First National Bank of Omaha Building, One First National Center, 16th and Dodge Streets, Omaha, Nebraska, on June 21, 2000 at 2:00 o'clock P.M. for the following purposes:

     1. To elect directors for the ensuing year.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     A Proxy Statement setting forth information with respect to the election of directors is enclosed.

     Only stockholders holding shares of Common Stock of record at the close of business on May 15, 2000 are entitled to vote at the annual meeting.

     Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                        By Order of the Board of Directors

                        TIMOTHY D. HART
                        Secretary

                        Omaha, Nebraska
                        May 19, 2000

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

FIRST NATIONAL OF NEBRASKA, INC.
One First National Center
Omaha, Nebraska 68102

Date of Mailing: May 19, 2000

PROXY STATEMENT

     The annual meeting of the shareholders of First National of Nebraska, Inc. (the Company) will be held on Wednesday, June 21, 2000 at 2:00 p.m. at the First National Bank of Omaha, Fourth Floor, One First National Center, Omaha, Nebraska for the purposes of the election of three nominees listed under "Election of Directors" and such other business which may properly be brought before the meeting or any adjournment thereof. The principal executive offices of the Company are located at One First National Center, Omaha, Nebraska, 68102.

     This proxy statement is furnished in connection with the solicitation by the Company of proxies in the accompanying form. You are requested to complete, sign, date and return the enclosed proxy card in order to ensure that your shares are voted. A shareholder giving a proxy may revoke it at any time before it is exercised at the annual meeting. Each proxy signed, dated and returned will be voted "FOR"each of the nominees for the Board of Directors unless contrary instructions are given. If instructions are given, the proxy will be voted in accordance with those instructions. Only shareholders of record at the close of business on May 15, 2000 will be entitled to notice of the annual meeting and to vote thereat or any adjournment thereof.

ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be eight unless another number is fixed by resolution of the Board of Directors. The Bylaws also provide that the Directors shall be divided into three classes with initial terms expiring at the annual meetings held in 1998, 1999 and 2000, respectively. Directors elected at annual meetings are elected for three-year terms. Accordingly for 2000, the Board of Directors has nominated Elias J. Eliopoulos, Dennis A. O'Neal and Margaret Lauritzen Dodge to serve as directors of the Company for three-year terms expiring in 2003. Messrs. Eliopoulos and O'Neal and Mrs. Dodge have expressed their intention to serve if elected and the Board of Directors knows of no reason why either Mr. Eliopoulos, Mr. O'Neal or Mrs. Dodge might be unavailable to serve. Unless contrary instructions are given, it is intended that shares represented by the proxies will be voted in favor of the election of Mr. Eliopoulos, Mr. O'Neal and Mrs. Dodge.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Following is a list of the names, ages and principal occupations of each nominee for director to be voted on at the annual meeting and each of the other directors of the Company who will continue in office after the annual meeting. The executive officers of the Company are also directors of the Company. Accordingly, information regarding the executive officers is included in the following list. Each nominee for director currently serves as a director of the Company. Unless otherwise indicated, all persons listed below have held the positions described under "Principal Occupation" for at least five years.

Nominees
Name	Age	Principal Occupation	Term to Expire

Elias J. Eliopoulos	55	Executive Vice President, Member of the Executive Committee and Director of the Company (1997 to present); President of Consumer Banking (2000) and Director of First National Bank of Omaha (the Bank). Prior to 2000, Mr. Eliopoulos was an Executive Vice President of the Bank.	2000

Dennis A. O'Neal	59	Executive Vice President, Treasurer, Member of the Executive Committee and Director of the Company (1997 to present); President of Corporate Banking (2000) and Director of the Bank. Prior to 2000, Mr. O'Neal was an Executive Vice President of the Bank.	2000

Margaret Lauritzen Dodge	32	Director of the Company (1997 to present); Director, Washington County Bank, Blair, Nebraska (1997 to present); Various positions with the Bank (1995 to present) including present position as Finance Officer.	2000

Directors Continuing In Office
Name	Age	Principal Occupation	Term to Expire

Bruce R. Lauritzen*	56	Chairman (1997 to present), Member of the Executive Committee and Director of the Company; Chairman (1997 to present) and Director of the Bank. Prior to 2000, Mr. Lauritzen served as President of both the Company and the Bank.	2001

F. Phillips Giltner	75	Chairman Emeritus (1997 to present) and Director of the Company; Chairman Emeritus (1997 to present) and Director of the Bank. Prior to 1997, Mr. Giltner served as Chairman of both the Company and the Bank.	2002

J. William Henry	57	President (2000), Member of the Executive Committee and Director of the Company (1997 to present); Executive Vice President and Director of the Bank. Prior to 2000, Mr. Henry was an Executive Vice President for the Company.	2002

Daniel K. O'Neill	46	Director of the Company (1997 to present); Executive Vice President of Lauritzen Corporation; President of Financial Service Company	2002

_______
*Mr. Lauritzen is an owner of more than 5% of the common stock of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Bruce R. Lauritzen is the father of Margaret Lauritzen Dodge.

     Mr. Charles R. Walker resigned as a director and executive officer of the Company and the Bank on October 31, 1999, resulting in a vacancy in the Board for the class of Directors for the term expiring in 2001. The Company does not plan to fill the vacancy at this time.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings. The Company does not have standing nominating, audit or compensation committees of the Board of Directors. The entire Board of Directors performs the functions that a nominating and audit committee would normally perform. The Executive Committee of the Board, consisting of Messrs. Lauritzen, Eliopoulos, Henry and O'Neal, fixes the compensation of the officers of the Company. The Board of Directors held six meetings and executed 13 unanimous consents in lieu of meetings during 1999. The Executive Committee held five meetings during 1999. During 1999, all directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Executive Committee on which such directors served, except Mr. Giltner, Mr. O'Neill and Mrs. Dodge.

VOTING AT MEETING

     In voting for directors, each share of common stock is entitled to one vote for each director to be elected. However, shareholders have the right to cumulate their votes for the election of directors. In cumulating votes, the number of votes which each shareholder may cast is determined by multiplying the number of shares held by the number of directors to be elected. All of such votes may be cast for any one nominee or such votes may be distributed among the nominees. Any shareholder desiring to exercise his or her right of cumulative voting shall give written notice of intent to do so to the Secretary of the Company at least 30 days before the meeting or within five days after notice of the meeting is mailed, whichever is later (but in no event less than ten days before the meeting). Upon receipt of such notice, the Secretary shall immediately give notice to the other shareholders and such other shareholders shall each have the right to cumulate their votes and cast them as they see fit without giving further notice to the Secretary.

     All shares represented by properly executed and unrevoked proxies will be voted at the meeting in accordance with the instructions given therein. Where no instructions are indicated, such proxies will be voted "FOR" the election of the nominees for director. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present for determining a quorum at the annual meeting, including shares with respect to which votes are withheld, abstentions are cast and there are broker nonvotes. A vote of a plurality of the shares represented, either in person or by proxy, at the annual meeting is required for the election of directors. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors.

OTHER MATTERS TO COME BEFORE THE MEETING

     If any matters not referred to in this proxy statement come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The directors are not aware that any matters other than those set forth in this proxy statement will be presented for action at the meeting.

SHAREHOLDER PROPOSALS

     Shareholders of the Company may nominate persons for election to the Board of Directors. Pursuant to the Bylaws of the Company, all shareholders must be notified of all such nominations at least 30 days prior to the date of the annual meeting.

     If any shareholder desires to submit a proposal to be included in the proxy statement for the Company's 2001 annual meeting, such proposal must be received by the Secretary of the Company on or before January 19, 2001. The inclusion of any such proposal in such proxy statement will be subject to the requirement of the proxy rules adopted by the Securities and Exchange Commission. The proxy for the 2001 annual meeting will confer discretionary authority on the proxy holders to vote on matters properly proposed by any shareholder for consideration at the meeting if notice thereof is not delivered to the Secretary of the Company at least 30 days prior to the date of the 2001 meeting.

     The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by shareholders for consideration at the Annual Meeting if the Company does not receive written notice of the matter on or before May 22, 2000.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A. Report of the Executive Committee on Executive Compensation

Compensation Philosophy

     The Executive Committee for the Company, the members of which are also the members of the Executive Committee for the Bank, sets the compensation of the officers of the Company and the Bank. Information presented herein is presented on a consolidated basis. The Company compensates its executive officers in amounts which are competitive, consistent with its business objectives, and commensurate with the experience level of its executive officers. The goal of the Company's compensation policy is to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Executive Committee considers midwest regional financial institutions and selected local employers in determining competitive base salaries.

     Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business goals are met, including such factors as operating profit and asset growth. Individual performance is evaluated by reviewing contributions to corporate goals. In all cases, the condition of the economy relative to the Company's lines of business and the performance of competitors is also taken into consideration in order to determine the relative performance of each individual and the Company. The compensation of Mr. Bruce R. Lauritzen's, the chief executive officer of the Company, is reviewed using the same criteria as other executive officers of the Company.

Primary Elements of Compensation

     The Company has had a history of using a simple total compensation package that consists of cash and benefits. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate innovation, foster teamwork, and adequately reward employees. Currently, the primary elements of the executives' total compensation program are base salary, annual cash incentives, and long-term cash incentives.

     With respect to the base salary and cash incentive bonuses granted to the executive officers in 1999, the Executive Committee took into account the Company's success in meeting a variety of financial and nonfinancial performance goals. These goals include: the rate of return on shareholder's equity; the growth in assets and fee income; degree of market share; quality of assets; various measures of productivity and efficiency; development and execution of business strategies; the identification and implementation of acquisition plans; and the introduction of new technologies, products and services.

Base Salary

     The Executive Committee sets base salary for executive officers by reviewing individual performance, professional experience, position with the Company, and base salary levels paid by similarly situated companies. The Executive Committee believes that the Company's base salaries are generally commensurate with the base salaries of similar financial institutions and selected local employers.

     Base salary is included in the amount reported in column (c) of the Summary Compensation Table of this proxy statement and consists of amounts paid by the Bank and the Company. This base salary is determined by the Executive Committee in December of the year prior to the period it is earned. For example, the base salary earned as indicated in column (c) of the Summary Compensation Table for 1999 was determined by the Executive Committee in December, 1998.

Annual Cash Incentives

     The Executive Committee awards cash incentive bonuses, which are included in column (d) of the Summary Compensation Table, in January of each year to executive officers based on their performance with respect to individual goals and to the Company's financial goals and the Company's performance relative to its competitors. In 1999, examples of Company goals included: to earn a 15% rate of return on shareholders' equity; to be Year 2000 compliant; to acquire additional credit card portfolios; to expand the number of locations in Colorado; to expand in the imaging business; and to complete the Technology Center. Depending upon the performance relative to these guidelines and goals, executive officers are given raises in line with those received by other officers and bonuses as appropriate for the Company's performance. In 1999, the Company earned a 15.1% rate of return on shareholders' equity and met most of its other goals. Current cash bonuses for 1999 were adjusted to account for performance in each area and were paid in January 2000.

Long-Term Cash Incentives

     In order to establish long-term incentives for various executive officers, the Executive Committee awards long-term cash incentive compensation under a plan which is subject to a vesting schedule. Cash incentives awarded under the plan, which are included in column (d) of the Summary Compensation Table, are subject to a 7-year vesting schedule and are payable upon retirement, death, or total disability. This cash incentive plan is to provide additional incentive to senior management to increase earnings of the Company on a long-term basis. Participation in the plan is limited to key executives as determined by the Executive Committee. The incentive pool is determined by the Executive Committee and is based upon the level of achievement by the Company of the financial goals as set forth above for the related Plan Year. For example, in January 2000, each executive officer listed on the Summary Compensation Table received a deferred cash payment based on the Company performance and their individual performance in 1999.

Bruce R. Lauritzen
Elias J. Eliopoulos
J. William Henry
Dennis A. O'Neal

B. Summary Compensation Table

The following table sets forth total compensation paid by the Company and the Bank to the chief executive officer of the Company and to the other three most highly compensated executive officers of the Company for years 1999, 1998 and 1997.

	Annual Compensation
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation
(a)	(b)	(c)	(d)		(e)
Bruce R. Lauritzen
Chairman and President, the Company and the Bank	1999	$471,278	$436,697	(1)	$153,022	(4)
Chairman and President, the Company and the Bank	1998	406,837	474,962	(2)	118,680
Chairman and President, the Company and the Bank	1997	391,959	388,571	(3)	100,945
Elias J. Eliopoulos
Executive Vice President, the Company and the Bank	1999	278,488	375,138	(1)	20,332	(4)
Executive Vice President, the Company and the Bank	1998	221,092	451,792	(2)	16,587
Executive Vice President, the Company and the Bank	1997	212,588	298,675	(3)	15,627
J. William Henry
Executive Vice President, the Company and the Bank	1999	278,488	375,138	(1)	24,372	(4)
Executive Vice President, the Company and the Bank	1998	221,092	363,292	(2)	20,277
Executive Vice President, the Company and the Bank	1997	212,588	289,531	(3)	16,582
Dennis A. O'Neal
Executive Vice President, the Company and the Bank; Treasurer, the Company	1999	278,488	375,138	(1)	30,673	(4)
Executive Vice President, the Company and the Bank; Treasurer, the Company	1998	221,092	363,292	(2)	31,633
Executive Vice President, the Company and the Bank; Treasurer, the Company	1997	212,588	293,925	(3)	33,234

     (1) Includes deferred compensation allocated to a participant account in 2000 pursuant to an incentive plan based on 1999's performance in the following amounts: Bruce R. Lauritzen, $156,357; Elias J. Eliopoulos, $148,585; J. William Henry, $148,585; Dennis A. O'Neal, $148,585. All such amounts are subject to a 7-year vesting schedule and are payable in cash upon retirement, death, or total disability.

     (2) Includes deferred compensation allocated to a participant account in 1999 pursuant to an incentive plan based on 1998's performance in the following amounts: Bruce R. Lauritzen, $164,462; Elias J. Eliopoulos, $133,292; J. William Henry, $133,292; Dennis A. O'Neal, $133,292. All such amounts are subject to a 7-year vesting schedule and are payable in cash upon retirement, death, or total disability.

     (3) Includes deferred compensation allocated to a participant account in 1998 pursuant to an incentive plan based on 1997's performance in the following amounts: Bruce R. Lauritzen, $118,571; Elias J. Eliopoulos, $108,675; J. William Henry, $106,126; Dennis A. O'Neal, $108,675. All such amounts are subject to a 7-year vesting schedule and are payable in cash upon retirement, death, or total disability.

     (4) Includes the following amounts: Bruce R. Lauritzen, $128,498 for travel expenses; Elias J. Eliopoulos, $8,605 for travel expenses and $7,200 for director's fees; J. William Henry, $7,200 for director's fees and $6,652 for travel expenses; Dennis A. O'Neal, $7,923 for travel expenses.

C. Defined Benefit Pension Plan

     The Company's pension plan is a noncontributory defined benefit pension plan (the Pension Plan). Contribution amounts cannot be readily determined with respect to individual Pension Plan participants. In 1999, no contributions to the Pension Plan were required, and, therefore, none were made because the Pension Plan was fully funded.

     Benefits payable at "normal retirement" (age 65) are determined by a formula which is: 1.25% of final average monthly salary (the highest average using 60 consecutive months out of the last 120 months of employment) plus .42% of the excess of final average salary over the social security wage base, times years of credited service. The amount payable is subject to limits established by federal law. This amount is paid in full at normal retirement. Early retirement benefits are available, at actuarially reduced amounts, at any age between 55 and 65; provided, however, there is no reduction if a person has 40 or more years credited service. If credited service exceeds 40 years, an actuarial increase of up to 4.25% will be substituted for each credited year of service over 40. If a Pension Plan participant terminates employment before eligibility for retirement benefits, the participant may be vested in some or all of his or her accrued benefit, deferred to normal retirement (or an actuarially reduced amount if payments start early). Vesting in the Pension Plan is determined by a method termed "Five Year Cliff" vesting (no vesting until five years of service have been completed, excluding years of service before the participant's 18th birthday, then 100% vested after the five year period).

     Benefits determined by the formula above are straight-life annuity amounts. Joint and survivor annuities, on an actuarially equivalent basis, are provided for by the Pension Plan.

     The table below (the Pension Table) shows estimated annual benefits payable on a straight-life annuity basis under the Pension Plan to a Bank employee upon retirement on December 31, 1999 at age 65 with indicated coverage, final compensation and periods of service. Estimated benefits for salaries over $160,000 are the same as for a $160,000 salary, because of limitations imposed by federal law. The current $130,000 benefit limit, as set by federal law for defined benefit plans, has been reflected in the Pension Table.

Annual Average Covered Remuneration
	Years of Service

	15 Years	20 Years	25 Years	30 Years	35 Years

$125,000	$26,739	$35,652	$44,565	$53,477	$62,390
150,000	33,001	44,002	55,002	66,002	77,003
175,000	35,506	47,342	59,177	71,012	82,848
200,000	35,506	47,342	59,177	71,012	82,848
225,000	35,506	47,342	59,177	71,012	82,848
250,000	35,506	47,342	59,177	71,012	82,848
300,000	35,506	47,342	59,177	71,012	82,848
400,000	35,506	47,342	59,177	71,012	82,848
450,000	35,506	47,342	59,177	71,012	82,848
500,000	35,506	47,342	59,177	71,012	82,848

     Remuneration covered by the Pension Plan and included in the Pension Table above is basic salary only. Thus, remuneration covered by the Pension Plan is part of the cash compensation reported in column (c) of the Summary Compensation Table for the named executive officers. The amounts in the Pension Table are not subject to any deductions for Social Security benefits or other offsets.

     The amounts of covered remuneration paid in 1999 and the number of years of credited service (total years of service, if different, are noted) for the executive officers named above as of December 31, 1999 were: Bruce R. Lauritzen -- $451,278 - 32.25; Elias J. Eliopoulos -- $278,488 - 30.75; J. William Henry -- $278,488 - 35.25; Dennis A. O'Neal -- $278,488 - 18. See the Pension Table above.

D. Committee Interlocks and Insider Participation

     Bruce R. Lauritzen , Elias J. Eliopoulos, J. William Henry and Dennis A. O'Neal served as members of the Executive Committee of the Board, which fixes the compensation of the officers of the Company, during the last completed fiscal year. Each of Messrs. Lauritzen, Eliopoulos, Henry and O'Neal also served as an executive officer of the Company during the fiscal year.

     During 1999, there were no compensation committee interlocks that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

E. Compensation of Directors

     The Company does not separately compensate its directors. However, the Bank pays each of its directors a fee of $600 per month for their services as a director of the Bank. Messrs. Lauritzen, Eliopoulos, Henry, O'Neal and Giltner are directors of the Bank. In addition, the Company and the Bank reimburse their directors for expenses incurred by them related to their service as directors.

F. Employment Contracts and Termination of Employment Arrangements

     An employment agreement exists between the Company and Bruce R. Lauritzen with respect to his employment in the position indicated in the Election of Directors section. The agreement generally provides for an annual base salary which is adjusted in such amounts and at such times as may be determined by the Executive Committee and, in the event of the employee's termination of employment by reason of death, certain benefits to be paid to a designated beneficiary of the employee. Such benefits will include one year of the employee's current compensation which will be equal to the sum of (i) employee's direct annual compensation being received from the Company upon such termination, (ii) the employee's base compensation being received from the Bank upon such termination, and (iii) the bonus received from the Bank for the year immediately prior to his death, payable in not more than sixty (60) equal monthly installments. In the event the employee's employment is terminated by reason of disability, the employee will be paid an amount approximately equal to two-thirds of the sum of the three items listed above adjusted annually by a percentage equal to the average increase in direct compensation paid to officers of the Company and the Bank, which payments will continue until the employee is entitled to receive retirement benefits from the pension plan of the Bank or the Company. During 1999, Bruce R. Lauritzen was paid a $20,000 annual base salary by the Company pursuant to the employment agreement. No formal employment agreements exist between the Bank and Bruce R. Lauritzen.

G. Performance Graph

     The following graph illustrates the cumulative total return to shareholders for the five-year period ended December 31, 1999, for First National of Nebraska's common stock, the Standard and Poor's 500 Stock Index (S&P 500 Index), and a group of peer bank holding companies that First National of Nebraska considers its primary local and regional competitors. The competitive peer group consists of: Commercial Federal Corporation of Omaha, Nebraska; First Commerce Bancshares of Lincoln, Nebraska; Commerce Bancshares, Inc. and UMB Financial Corporation both of Kansas City, Missouri; U.S. Bancorp of Minneapolis, Minnesota; Wells Fargo & Company of San Francisco, California and Bank One Corporation of Chicago, Illinois. The cumulative total return to shareholders for the competitive peer group is weighted according to the respective issuer's market capitalization. This graph assumes an initial investment of $100.00 in the indices presented and in the Company's common stock on December 31, 1994 and reinvestment of dividends.

Comparison of Five-Year Cumulative Total Return

LINE GRAPH DEPICTING:

	1995	1996	1997	1998	1999
FIRST NATIONAL OF NEBRASKA	$157	$151	$158	$152	$125
S&P 500 INDEX	$138	$169	$226	$290	$351
COMPETITIVE PEER GROUP	$150	$187	$212	$208	$194

INFORMATION CONCERNING CERTAIN INTERESTS AND TRANSACTIONS

     In addition to Bruce R. Lauritzen's role and ownership position with the Company and its subsidiaries during 1999, he served as an officer and director of, and owned more than 10% equity interest in, numerous other banks and corporations.

     During 1999, banking subsidiaries of the Company had loan transactions in the ordinary course of business with some of the Company's directors and officers, and some of the subsidiaries'directors and officers. Such loans did not involve more than the normal risk of collectibility, present other unfavorable features or bear lower interest rates than those prevailing at the time for comparable transactions with unaffiliated persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 28, 2000, there were a total of 334,500 outstanding shares of the Company's common stock, par value $5.00 per share. No other class of stock has been issued by the Company. The following table sets forth the beneficial ownership of the common stock of the Company by each director and nominees for director of the Company, by each executive officer of the Company listed in the Summary Compensation Table, by all executive officers and directors of the Company as a group and by each person known to management of the Company to be the beneficial owner of more than 5% of the Company's common stock. Unless otherwise noted, the named shareholders have sole investment and voting power with respect to all shares listed.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Bruce R. Lauritzen	126,813	(1,3,6)	37.91%
First National Bank
First National Center
Omaha, NE 68102

Elizabeth D Lauritzen	87,140	(2,6)	26.05%
First National Bank
First National Center
Omaha, NE 68102

Lauritzen Corporation	83,596	(3,6)	24.99%
First National Center
Omaha, NE 68102

Thomas L. Davis	39,369	(4)	11.77%
c/o Trust Department
First National Bank
First National Center
Omaha, NE 68102

Ann L. Pape	22,055	(5,6)	6.59%
c/o Trust Department
First National Bank
First National Center
Omaha, NE 68102

F. Phillips Giltner	9,366		2.80%
First National Bank
First National Center
Omaha, NE 68102

Elias J. Eliopoulos	420		*
First National Bank
First National Center
Omaha, NE 68102

J. William Henry	80		*
First National Bank
First National Center
Omaha, NE 68102

Dennis A. O'Neal	40		*
First National Bank
First National Center
Omaha, NE 68102

Margaret Lauritzen Dodge	540		*
First National Bank
First National Center
Omaha, NE 68102

Daniel K. O'Neill	0		*
Lauritzen Corporation
First National Center
Omaha, NE 68102

All Executive Officers and Directors of	140,674	(7)	42.06%
the Company as a group (7 persons)

* Represents less than 1% of the issued and outstanding shares of the Company's common stock.

     1. Consists of 9,023 shares of which Mr. Lauritzen exercises sole investment and voting power; 200 shares of which he shares investment and voting power with his spouse; 83,596 shares which are owned by the Lauritzen Corporation; 4,922 shares of which Mr. Lauritzen as co-conservator of his father's assets shares investment and voting power with Elizabeth D. Lauritzen and Ann L. Pape; 16,516 shares from which Mr. Lauritzen has the right to receive dividends and sale proceeds and Mrs. Lauritzen shares investment and voting power with the Bank; and 1,474 shares and 11,082 shares owned by the Lauritzen Corporation pension plan and the Bank pension plan, respectively, for which he has voting power.

     2. Consists of 52,286 shares of which Mrs. Lauritzen exercises sole investment and voting power; 4,922 shares of which Mrs. Lauritzen as Co-conservator of her spouse's assets shares investment and voting power with her adult children, Bruce R. Lauritzen and Ann L. Pape and 16,516 shares and 13,416 shares which Mrs. Lauritzen shares investment and voting power with the Bank, but Mr. Lauritzen and Mrs. Pape, respectively, have rights to receive dividends and sale proceeds.

     3. 83,596 shares are reported as beneficially owned by both Bruce R. Lauritzen and Lauritzen Corporation. Mr. Lauritzen, as Chairman of the Lauritzen Corporation and as the holder of the majority of the voting power of Lauritzen Corporation, has sole investment and voting power of the shares owned by the Lauritzen Corporation.

     4. Consists of 29,485 shares of which Mr. Davis exercises sole investment and voting power and 9,884 shares of which he exercises sole voting power.

     5. Consists of 3,717 shares of which Mrs. Pape exercises sole investment and voting power; 4,922 shares of which Mrs. Pape as Co-conservator of her father's assets shares investment and voting power with Elizabeth D. Lauritzen and Bruce R. Lauritzen and 13,416 shares which Mrs. Pape has the right to receive dividends and sale proceeds and Mrs. Lauritzen shares investment and voting power with the Bank.

     6. Certain shares are reported as beneficially owned by Bruce R. Lauritzen, Elizabeth D. Lauritzen, Lauritzen Corporation and Ann L. Pape. The total number of shares beneficially owned by them, without duplication, is 196,232 or approximately 58.66% of the issued and outstanding shares.

     7. Includes 3,415 shares of the Company's common stock owned by a deferred compensation plan of the Bank, which represents approximately 1.02% of the issued and outstanding shares.

INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP are the Company's independent accountants and are expected to continue in that capacity during 2000. It is not anticipated that a representative of that firm will attend the annual meeting of shareholders of the Company.

COST OF SOLICITATION

     The cost of soliciting proxies, which includes printing, postage, mailing and legal fees, will be paid by the Company.

     The annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 1999 may be obtained without charge by each person whose proxy is solicited by written request to the Company. Such request should be directed to Timothy D. Hart, Secretary, One First National Center, Omaha, NE 68102.

First National of Nebraska, Inc.                                                                                                PROXY
One First National Center
16th and Dodge Streets
Omaha, NE 68102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the Board of Directors of First National of Nebraska, Inc. as Proxy with full power of substitution to represent the undersigned and to vote, as designated below, all of the shares of common stock of First National of Nebraska, Inc. held of record by the undersigned at the annual meeting of that Corporation to be held on June 21, 2000 and any adjournment thereof.

1.	ELECTION OF DIRECTORS	FOR all nominees listed below [ ] (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below [ ]

	INSTRUCTION	To withhold authority to vote for any individual nominee, mark "FOR" and cross out the person's name in the list below.
Elias J. Eliopoulos
Dennis A. O'Neal
Margaret Lauritzen Dodge

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IF NOTICE OF THE MATTER IS NOT RECEIVED BY THE COMPANY ON OR BEFORE MAY 22, 2000.

THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NAMED NOMINEES FOR DIRECTOR.

     The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of the Stockholders of First National of Nebraska, Inc. called for June 21, 2000 and the Proxy Statement relating thereto prior to signing this proxy.

     Please sign this proxy as your name appears above. Joint owners must each sign personally. Trustees and others signing in a representative capacity must indicate the capacity in which they sign.

(Signature)

Date:
(Signature)